UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

BAILLIE GIFFORD FUNDS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Subject: Proxy voting reminder – Baillie Gifford Funds Trustee Election

Dear <Insert Shareholder Name>,

We’re reaching out to you to remind you of the upcoming Trustee election and to ensure you’ve received your proxy materials as a shareholder. For convenience, please find attached an additional copy of your proxy materials.

Shareholders are being asked to elect all five of the incumbent Trustees and one new nominee, Ms. Miller, to the Board. The incumbent Trustee nominees are Howard W. Chin, Pamela M. J. Cox, John D. Kavanaugh, Donald P. Sullivan Jr. and Michael Stirling-Aird. You can find the full details in your proxy materials and also in the Proxy Statement located on www.proxyvote.com.

Meeting Date: April 28, 2026 at 9:00 a.m., ET

Please vote by: April 27, 2026

How to vote:

●	Online: Go to www.proxyvote.com. Your unique control number can be found on the ballot enclosed with your proxy materials in the box marked with an arrow.
●	Touch-tone Phone: Call the number located on your ballot and use a touch-tone phone to vote using an automated system.
●	Mail: Mark, sign and date the ballot enclosed with your proxy materials and mail in the envelope provided.

Thank you for your continued support of the Funds and your participation in this important vote.

Please let us know if you have any questions about how to submit your vote.

Best wishes,

INSERT NAME OF CC/SENDER

BGTRUST2026